Exhibit 10.1

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November [●], 2019, by and among Pacific Oak Residential Trust, Inc. (formerly known as Reven Housing REIT, Inc.), a Maryland corporation (the “Company”), the purchaser identified on the signature page and signatory hereto (the “Purchaser”) and, solely for the limited purposes set forth herein, Xiaofan Bai, as the Purchaser’s representative (the “Purchaser Representative”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 10 hereof.

RECITALS

WHEREAS, the Company and each Purchaser in the Offering are executing and delivering an agreement in the form of this Agreement (collectively, the “Purchase Agreements”) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(c) of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of 6.0% Series A Cumulative Convertible Redeemable Preferred Stock, $0.001 par value per share, of the Company (the “Series A Preferred Stock”) in accordance with the terms and provisions of this Agreement;

WHEREAS, the Company desires to offer and sell up to $15,000,000 in the aggregate of the Series A Preferred Stock (the “Maximum Offering Amount”), but not less than $10,000,000 in the aggregate of the Series A Preferred Stock (the “Minimum Offering Amount”); and

WHEREAS, in order to facilitate the purchase and sale of the shares of Series A Preferred Stock at the Closing, the Company, the Purchaser Representative and SOR PORT Holdings, LLC, a Maryland limited liability company (the “Parent”), have entered into an escrow agreement with The Bank of New York Mellon, a New York banking corporation, as escrow agent (the “Escrow Agent”), for the purpose of establishing an escrow account (the “Escrow Account”) into which the Purchaser may direct that all or any portion of the Merger Consideration payable to the Purchaser be deposited, which proceeds (if any) will be released to the Company (if at all) at the Closing (as herein defined) as payment, in whole or in part, for the shares of Series A Preferred Stock purchased by the Purchaser hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.             Authorization of Shares. The Company has duly authorized the offer, sale and issuance pursuant to the terms and conditions hereof of up to 15,000 shares of its Series A Preferred Stock having the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as set forth in the Articles Supplementary (the “Articles Supplementary”) to be filed with the Maryland State Department of Assessments and Taxation (the “SDAT”) in substantially the form attached hereto as Exhibit A at or prior to the Closing (as defined in Section 3). The shares of Series A Preferred Stock issuable at the Closing are referred to herein as the “Shares”. In addition, the Company will reserve a sufficient number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), for issuance upon the conversion of the Shares, pursuant to the Charter Documents (the “Conversion Shares”).

2.             Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, at the Closing the Company will issue and sell to the Purchaser, and the Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Shares the Purchaser has elected to purchase as set forth on the signature page hereto at a per Share purchase price of $1,000 (the “Per Share Purchase Price”). The aggregate purchase price for the Shares to be purchased at the Closing by the Purchaser shall equal the product of (a) the total number of Shares purchased by the Purchaser hereunder as set forth on the signature page hereto, and (b) the Per Share Purchase Price (such amount, the “Total Purchase Price”). At or prior to the Closing, the Purchaser will pay the Total Purchase Price by (i) wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing, (ii) certified or cashier’s check of immediately available funds payable to the Company, (iii) completing the instructions on the signature page to this Agreement (the “Allocation Instruction”) and directing that all or any portion of the Merger Consideration payable to the Purchaser be deposited into the Escrow Account and be released and paid to the Company (if at all) at the Closing in satisfaction of all or any portion of the Total Purchase Price for the Shares, in each case, in accordance with the Allocation Instruction and Escrow Agreement, or (iv) any combination of the foregoing. At or prior to the Closing, against delivery of the payment of the Total Purchase Price for the Shares to be purchased by the Purchaser, the Company will instruct its transfer agent to deliver to the Purchaser evidence of a book entry position evidencing the Shares purchased by the Purchaser hereunder, registered in the name of the Purchaser, or in such nominee name as designated by the Purchaser on the signature page to this Agreement.

3.            Closing. Subject to all conditions set forth in Section 7 having been satisfied or waived, the closing (the “Closing”) with respect to the transactions contemplated in Section 2 hereof shall take place remotely via the exchange of documents and signatures and shall occur and be effective as promptly as practicable following the closing of the merger of Merger Sub with and into the Company (the “Merger”) as contemplated by the Merger Agreement, or at such other time and place as the Company and the Purchaser may agree in writing in accordance with Section 13.1 of this Agreement. At or prior to the Closing, the Company and the Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

4.            Representations and Warranties by the Company. The Company represents and warrants to the Purchaser that the statements contained in this Section 4 are true and complete as of the date of this Agreement and, based on certificates obtained from the appropriate officers of the Company, will be true and complete as of the Closing Date, as the case may be. Unless otherwise noted, the Company’s representations and warranties made herein as of the Closing Date shall be deemed to be made as of immediately following the consummation of the transactions contemplated by the Merger Agreement and assume that no party to the Merger Agreement waives, amends or otherwise modifies any closing condition under the Merger Agreement, and, if such representations and warranties are based on or relate to capitalization or share amounts, shall be deemed to be based on the Company’s capitalization as of the date of the consummation of the Merger.

4.1.        Organization. The Company and each Subsidiary (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. The Company’s Charter Documents have been made available to the Purchaser.

4.2.         Capitalization.

(a)           As of immediately prior to the Closing, (i) the authorized capital stock of the Company will consist of 100,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), and (ii) there will be 1 share of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All of the outstanding shares of capital stock or other voting securities of each of the Subsidiaries are owned free and clear of any Lien.

(b)           Except as set forth in this Section 4.2 and Section 9.3, there are no outstanding shares of capital stock of, or other equity or other interests in, the Company, and there are no preemptive or similar rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments, or rights of any kind that obligate, or with the passage of time may obligate, the Company or any of its Subsidiaries to issue or sell to any Person any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (other than the Company’s right to subscribe for or acquire securities of a Subsidiary) a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no outstanding contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Shares or other outstanding securities of the Company or any of its Subsidiaries. No Shares are held by any of its Subsidiaries.

(c)          Other than pursuant to this Agreement and the transactions contemplated hereby, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or other similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of capital stock or any securities convertible into shares of capital stock. There are no provisions of the Charter Documents, and no Material Contracts, other than this Agreement, that (i) may affect or restrict the voting rights of the Purchaser with respect to the Shares in its capacity as a stockholder of the Company, (ii) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Shares, (iii) would adversely affect the Company’s or the Purchaser’s right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of this Agreement and the transactions contemplated hereby, (iv) require the vote of more than a majority of the Company’s issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a different vote under Maryland law, or (v) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other Person as a director of the Company in each case. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares and there are no registration rights existing or that will be triggered by the issuance of the Shares.

4.3.         Subsidiaries. Immediately following the Closing, the only Subsidiaries of the Company will be Reven Housing GP, LLC, Reven Housing REIT OP, LP, Reven Housing Funding Manager, LLC, Reven Housing Funding Manager 2, LLC, Reven Housing Funding 1, LLC, Reven Housing Funding 2, LLC, Reven Housing REIT TRS, LLC, Reven Housing Memphis, LLC and Reven Housing Birmingham, LLC, each of which the Company will, directly or indirectly, own beneficially and of record 100% of the outstanding equity interests of each Subsidiary.

4.4.         Consents. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws and the approval of the Company in connection with the Merger (which approval has been obtained).

4.5.         Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents), have been duly authorized by the board of directors of the Company (the “Board of Directors”) or a duly authorized committee thereof and no further consent or authorization of the Company, the Board of Directors or the Company’s stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.6.         Valid Issuance of Shares. The Shares have been duly authorized and, when issued and paid for pursuant to this Agreement, the Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all Liens, and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Conversion Shares will be duly and validly reserved and, if and when issued in compliance with the provisions of this Agreement, the Articles Supplementary, and applicable laws, will be validly issued, fully paid, and non-assessable.

4.7.         No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (a) result in a violation of the certificate of incorporation, the by-laws or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the Company’s stockholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any Material Contract to which the Company or any Subsidiary is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (d) result in a violation of or require stockholder approval under any rule or regulation of The NASDAQ Stock Market, (“Nasdaq”) or (e) result in the creation of any Lien upon any of the Company’s or any of its Subsidiary’s assets, except, in the case of subsections (b), (c) and (e), which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event, other than those contemplated by the Merger Agreement, giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), except as would not, individually or in the aggregate, have a Material Adverse Effect, (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdiction over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets.

4.8.         No Integrated Offering. Neither the Company, any Subsidiary, nor any of the Company’s or any Subsidiary’s Affiliates or any other Person acting on the Company’s or any Subsidiary’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Shares, nor have any of such Persons made any offers or sales of any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates or solicited any offers to buy any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates under circumstances that would require registration of the Shares under the Securities Act or any other securities laws or cause this offering of Shares to be integrated with any prior offering of securities of the Company or any Subsidiary for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Securities Act for the offer and sale of the Shares hereunder. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5 hereof and Section 5 of the other Purchase Agreements, the issuance of the Shares is exempt from registration under the Securities Act. Notwithstanding anything herein to the contrary, and without prejudice to the representations set forth in this Section 4.8 or Section 5.10, in the event of any general solicitation or advertising with respect to the Shares, the Company hereby represents that it has satisfied the requirements set forth in Rule 506(c) of Regulation D under the Securities Act with respect to the offer and sale of Shares contemplated by this Agreement.

4.9.          Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or any other transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

4.10.        Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11.        Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or its representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.12.        Ability to Conduct Transactions under Rule 506. The Company is not, to the best of its Knowledge, disqualified under Rule 506(d) of the Securities Act from conducting an offering pursuant to Rule 506, and all disclosures, if any, required by such Rule 506(d) to be disclosed to the Purchaser have been set forth herein.

4.13.        No Other Representations or Warranties. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 5, (a) the Purchaser does not make, and has not made, any representations or warranties relating to the Purchaser or its business or otherwise in connection with this Agreement or the other transactions contemplated hereby, and the Company is not relying on any representation or warranty except for those expressly set forth in Section 5, and (b) no Person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or its business or otherwise in connection with this Agreement or the other transactions contemplated hereby and, if made, any such representation or warranty will not be relied upon by the Company as having been authorized by such party.

5.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 5 are true and complete as of the date of this Agreement and will be true and complete as of the Closing Date:

5.1.          Organization, Good Standing and Qualification; Authorization. If the Purchaser is not an individual, it is a legal entity duly formed, validly existing, and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its respective jurisdiction of organization. The execution, delivery and performance of this Agreement and the other instruments referred to herein, in each case to which the Purchaser is a party or is bound, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and other instruments constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.2.          Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

5.3.         Private Placement. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

5.4.         Acquisition for Own Account. The Purchaser is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

5.5.         Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of its investment in the Shares without economic hardship, if such a loss should occur.

5.6.         Accredited Investor. The Purchaser (i) is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and, together with this Agreement, has submitted to the Company an “Accredited Investor Questionnaire” in the form attached hereto as Exhibit B (the “Questionnaire”), together with such further assurances of such status as required under the terms of the Questionnaire, or as may be reasonably requested by the Company, (ii) has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status set forth in the Questionnaire, and (iii) all such information set forth in the Questionnaire and such supplemental documents and information are true, correct, timely, and complete.

5.7.         Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Purchaser to rely thereon.

5.8.         Restricted Shares.

(a)           The Purchaser understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(b)          The Purchaser acknowledges that the Shares must be held indefinitely unless (i) subsequently registered under the Securities Act and under applicable state securities laws or (ii) a transfer of the Shares is pursuant to an available exemption from such registration. The Purchaser understands that the Company is under no obligation to register the Shares.

(c)           The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permits limited resales of securities purchased in a private placement.

(d)          The Purchaser understands and acknowledges that no public market now exists for any of the Shares issued by the Company (or Conversion Shares issuable upon conversion of the Shares) and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

5.9.         Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement, including, without limitation, under Sections 301 and 305 of the Code. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.10.       No General Solicitation and Advertising. The Purchaser represents and acknowledges that is has not been solicited to offer to purchase or to purchase any Shares by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.

5.11.       Rule 506(d) “Bad Actor” Representation. Neither (i) the Purchaser nor (ii) if the Purchaser is an entity, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

5.12.       Anti-Money-Laundering. The Purchaser acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser represents and warrants to the Company:

(a)           If it is an entity and not an individual:

(i)              It has conducted thorough due diligence with respect to all of its beneficial owners in order to (A) identify all of its beneficial owners; and (B) verify the identity of all of its beneficial owners;

(ii)             It has conducted enhanced due diligence for any beneficial owner residing in, or organized or chartered under the laws of a jurisdiction identified (A) by the Financial Action Task Force for Money Laundering as being a non-cooperative country or territory; or (B) by the U.S. Secretary of the Treasury as warranting special measures because of money laundering concerns under Section 311 or 312 of the USA Patriot Act;

(iii)            It (A) has established the source of each of the beneficial owner’s funds; and (B) does not know or have any reason to suspect that (1) the monies used to fund the Purchaser’s investment in the Shares are derived from, or related to, any activity that is deemed criminal under applicable law, or (2) any contribution or payment by the Purchaser to the Company shall cause the Company to be in violation of any law or regulation applicable to the Company including the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, sanctions and embargoes administered by Office of Foreign Assets Control (“OFAC”) and any and all regulations or administrative pronouncements (including executive orders) concerning money laundering or other criminal activities (collectively, the “Anti-Money Laundering Laws”);

(iv)            It will retain evidence of any such due diligence, beneficial owner identities, and source of funds for so long as may be required of the Company for purposes of compliance with Anti-Money Laundering Laws; and

(v)             It has conducted appropriate due diligence of any beneficial owner who is (A) a Senior Foreign Political Figure (“SFPF”); (B) an immediate family member of an SFPF; (C) a Person who is widely known (or is actually known by the Purchaser) to maintain a close personal relationship with any such individual; or (D) a corporation, business or other entity that has been formed by or for the benefit of such individual.

(b)           Neither it nor any Persons having a direct or indirect beneficial interest in it are subject to sanctions administered by OFAC or are included in any executive orders or on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC;

(c)           It does not know or have any reason to suspect that the monies used to fund its acquisition of the Shares are derived from, invested for the benefit of or related in any way to the governments of, or Persons within, any country under a U.S. embargo enforced by OFAC; and

(d)           Neither it nor any Persons having a direct or indirect beneficial interest in it is a bank, including a branch, agency or office of a bank, that (i) is not physically located in the United States; and (ii) does not have a physical presence in the country of its organization.

(e)           The Purchaser shall promptly notify the Company if any of the foregoing items in this Section 5.12 cease to be true and accurate. The Purchaser agrees to promptly provide to the Company any additional information regarding the Purchaser or its beneficial owners that the Company deems necessary or advisable to determine or ensure compliance with all Anti-Money Laundering Laws. The Purchaser understands that the Company may release confidential information about the Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that such release is in the best interest of the Company in light of the Anti-Money Laundering Laws.

5.13        Non-U.S. Person. If the Purchaser is a Non-U.S. Person (as defined herein), the Purchaser has so indicated on the signature page hereto.  As used herein, (a) the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and (b) the term “Non-U.S. Person” means any person who is not a U.S. Person, within the meaning of Regulation S of the Securities Act, or is deemed not to be a U.S. Person pursuant to Rule 902(k)(2) of Regulation S of the Securities Act.

5.14        No Other Representations or Warranties. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 4, (a) the Company does not make, and has not made, any representations or warranties relating to the Company or any of its Subsidiaries, or their respective properties, assets or businesses, or otherwise in connection with this Agreement or the other transactions contemplated hereby, and the Purchaser is not relying on any representation or warranty except for those expressly set forth in Section 4, (b) no Person has been authorized by the Company to make any representations or warranty relating to the Company or any of its Subsidiaries, or their respective properties, assets or businesses, or otherwise in connection with this Agreement or the other transactions contemplated hereby and, if made, any such representation or warranty will not be relied upon by the Purchaser as having been authorized by the Company, (c) no Person shall have or be subject to any liability to the Purchaser or any other Person resulting from the distribution to the Purchaser or any other Person, or the Purchaser’s or any other Person’s use, of any information, documents or materials provided, addressed or otherwise made available to the Purchaser or any other Person in any physical or electronic form (including in any “virtual data room”), management presentations, memoranda or in any other form in expectation of the transactions contemplated by this Agreement, and (d) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other information, documents or materials provided, addressed or otherwise made available to the Purchaser or any other Person are not and will not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Section 4. Without limiting the foregoing, the Purchaser acknowledges and agrees that none of the Company, any of its Subsidiaries or any other Person has made any representation or warranty as to the accuracy, completeness or achievement of any financial projections, forecasts, cost estimates, capital budgets, business plans or similar information relating to the Company or any of its Subsidiaries or their respective properties, assets or businesses.

6.            Covenants of the Company and the Purchaser.

6.1.         Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement. The Purchaser will furnish to the Company and/or the Paying Agent (as defined in the Merger Agreement) such documents (including, without limitation, any applicable Form W-8) as the Company or the Paying Agent may reasonably request to confirm that no tax withholding is required with respect to the Merger Consideration received (or to be received) by the Purchaser in connection with the Merger.

6.2.          Disclosure of Transactions and Other Material Information; Use of Name.

(a)           On or before the fourth Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by the Transaction Documents (or, if the Company files a Quarterly Report on Form 10-Q within such time period, the Company may include such description in such Form 10-Q) in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”).

(b)           The Company shall not publicly disclose the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, including without limitation in any press release, or include the name of the Purchaser or any Affiliate or investment adviser of the Purchaser in any filing with the Commission (other than in any filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), except to the extent such disclosure is required by law, rule or regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure and a reasonable opportunity to comment on the proposed disclosure insofar as it relates specifically to the Purchaser.

7.            Conditions of Parties’ Obligations.

7.1.          Conditions of the Purchaser’s Obligations at the Closing. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment, prior to the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Majority Purchasers in their absolute discretion.

(a)           Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate or other document delivered by the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)           Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it pursuant to this Agreement on or prior to the Closing Date.

(c)           Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(d)           Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement. All corporate actions and governmental filings necessary for the Company to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken by the Company.

(e)            No Material Adverse Effect. Since the Balance Sheet Date, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)            Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its President or Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 7.1(a), (b) and (e).

(g)           Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Secretary, (i) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Shares, (ii) certifying the current versions of the Charter Documents and (iii) certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(h)           Absence of Litigation. No Legal Proceeding which could reasonably be expected to succeed on its merits challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing or the closing of the Merger, shall have been instituted or be pending before any Governmental Entity.

(i)            No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(j)            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

(k)            No Tax Withholding. There shall have been no tax withholding with respect to the Merger Consideration received (or to be received) by the Purchaser in connection with the Merger.

7.2.          Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, prior to or at the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a)            Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)           Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or prior to the Closing Date.

(c)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated to be consummated at the Closing and all documents incident thereto, including, without limitation, the completion of the Questionnaire and delivery of all supplemental documents and information required thereby, in each case, shall be duly completed and be reasonably satisfactory in form and substance to the Company, and the Company (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

(d)           Minimum Purchase of Shares. The Purchasers in the Offering shall have committed to purchase, and are purchasing at the Closing, not less than the Minimum Offering Amount, or 10,000 Shares in the aggregate.

(e)            Merger. The Merger, as contemplated by the Merger Agreement, shall have been consummated.

(f)            Securities Exemptions. The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of any applicable state securities laws.

(g)           Absence of Litigation. No Legal Proceeding which could reasonably be expected to succeed on its merits challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing or the closing of the Merger, shall have been instituted or be pending before any Governmental Entity.

(h)           No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

8.             Termination, Amendment and Waiver.

8.1.          Termination. This Agreement may be terminated at any time prior to the Closing (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

(a)           by the mutual written consent of the Company and the Majority Purchasers;

(b)           by either the Company or the Majority Purchasers, if the Closing shall not have been consummated by December 31, 2019 (“Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; and provided, further, that neither the Company nor the Majority Purchasers shall terminate this Agreement under this Section 8.1(b) unless all other Purchase Agreements have been concurrently terminated;

(c)           by the Purchaser (without the approval of the Majority Purchasers), if the Closing shall not have been consummated by the Termination Date;

(d)           by the Company if the number of Shares to be purchased at the Closing pursuant to this Agreement and all other Purchase Agreements is less than 10,000 in the aggregate; or

(e)           by either the Company or the Majority Purchasers if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement.

8.2.          Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, (i) there shall be no liability on the part of the Purchaser or the Company, or their respective officers, directors, or stockholders, except to the extent that such termination results from the intentional or grossly negligent breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections 6.2(b), 12 and 13 shall remain in full force and effect and survive any termination of this Agreement, and (ii) the Purchaser Representative and the Company shall cause the applicable portion of the Escrow Property (as defined in the Escrow Agreement) to be disbursed in accordance with the terms of the Escrow Agreement.

9.            Transfer Restrictions; Legends; Post-Closing Covenants.

9.1.          Transfer Restrictions on Shares. The Purchaser understands that the Company may require, as a condition to the transfer of any of the Shares, that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or exempt from the registration requirements of the Securities Act by reason of Rule 144 or Rule 144A thereunder. It is understood that the book-entry positions evidencing the Shares may include substantially the following legend, except as provided in Section 9.2:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

“THE SECURITIES REFERENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON, OTHER THAN AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE), MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE AGGREGATE STOCK OWNERSHIP LIMIT, AND NO PERSON, OTHER THAN AN EXCEPTED HOLDER, MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF THE COMMON STOCK OWNERSHIP LIMIT; (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE (WITHOUT REGARD TO WHETHER THE OWNERSHIP INTEREST IS HELD DURING THE LAST HALF OF A TAXABLE YEAR), OR OTHERWISE FAILING TO QUALIFY AS A REIT; (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS; (IV) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD CAUSE THE CORPORATION TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN 10.0% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION’S REAL PROPERTY WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE; AND (V) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF ANY INDEPENDENT CONTRACTOR OF THE CORPORATION TO NOT BE TREATED AS SUCH UNDER SECTION 856(D)(3) OF THE CODE.”

9.2.         Unlegended Book-Entry Positions. The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, the unregistered stock legend from the book-entry position evidencing the Shares, (a) following any sale of such Shares pursuant to Rule 144, (b) if such Shares are eligible for sale under Rule 144(b)(1), or (c) following the time a legend is no longer required with respect to such Shares. For clarification, notwithstanding anything to the contrary in this Agreement, no Shares may be purchased or sold or otherwise transferred in violation of terms and provisions of Article VII of the Charter (or any successor provisions thereof).

9.3          Preemptive Rights.

(a)           Subject to applicable securities laws and the provisions of this Section 9.3, until the earliest of (i) the Initial Public Offering or (ii) November 4, 2022, if and whenever the Company shall offer, issue or sell shares of Parity Stock or Senior Stock, or any rights, options or warrants to purchase any such Parity Stock or Senior Stock or notes or other securities of any type whatsoever convertible into or exchangeable for any such Parity Stock or Senior Stock (other than as a dividend or other distribution on the Series A Preferred Stock or other Preferred Stock, Common Stock or other capital stock of the Company or unless otherwise consented to or waived by the Majority Purchasers) (the “New Securities”), each holder of Series A Preferred Stock shall be entitled to purchase a portion of the New Securities as hereinafter provided before the Company may issue the New Securities to any other Persons (“Preemptive Rights”). Each holder of Series A Preferred Stock shall be entitled to purchase up to that number of the New Securities with an aggregate offering or purchase price (or, if applicable, stated value or liquidation preference) equal to the aggregate liquidation preference (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the Series A Preferred Stock) of all shares of the Series A Preferred Stock then held by the Purchaser. If any offering of the New Securities is for an aggregate offering or purchase price (or, if applicable, stated value or liquidation preference) in an amount less than the then-applicable aggregate liquidation preference of the outstanding shares of Series A Preferred Stock, then the Preemptive Rights of the Purchaser to subscribe for and purchase any New Securities shall be allocated pro rata based upon the ratio that the aggregate liquidation preference (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the Series A Preferred Stock) of all shares of the Series A Preferred Stock then held by the Purchaser bears to the aggregate liquidation preference (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the Series A Preferred Stock) of all shares of the Series A Preferred Stock then outstanding. The per share liquidation preference initially stated in the Charter for the Series A Preferred Stock is $1,000.00. For illustrative purposes only, if a Purchaser holds five (5) shares of Series A Preferred Stock at the time of an offering of the New Securities and no adjustments have been made to the liquidation preference of the Series A Preferred Stock since the date of the Closing, then such Purchaser would be entitled to purchase the New Securities with an aggregate offering or purchase price (or, if applicable, stated value or liquidation preference) of $5,000.00.

(b)           Notwithstanding anything to the contrary herein, no holder of Series A Preferred Stock shall have Preemptive Rights with respect to the following:

(i)            any issuance or sale from time to time of capital stock of the Company resulting from the exercise, conversion or exchange of any rights, options, warrants, convertible notes or other securities with respect to which the Purchaser received Preemptive Rights;

(ii)           the issuance or sale from time to time of any capital stock of the Company or of any rights, options or other securities or other awards under any benefit plan of the Company or to any officers, directors or employees of the Company or other eligible participants under any stock option plan, stock incentive plan or other employee benefit plan of the Company, including the hiring thereof, for compensation purposes and the shares of capital stock of the Company issuable upon the exercise, conversion or exchange thereof;

(iii)           any issuance from time to time of capital stock of the Company or any rights, options or warrants to purchase any shares of capital stock of the Company or notes or other securities of any type whatsoever convertible into or exchangeable for capital stock of the Company pursuant to stock splits, stock dividends, recapitalizations, combinations, reclassifications or other distributions on any Preferred Stock, the Common Stock or other capital stock of the Company;

(iv)          any issuance or sale of capital stock of the Company or any rights, options or warrants to purchase any shares of capital stock of the Company or notes or other securities of any type whatsoever convertible into or exchangeable for capital stock of the Company as consideration in whole or in part for, or to a strategic partner (not affiliated with the Company or KBS Strategic Opportunity REIT, Inc.) in connection with, one or more strategic acquisitions, alliances, joint ventures or similar arrangements approved by the Board of Directors;

(v)           the issuance of up to $200,000 in the aggregate (as determined based upon the aggregate offering price), of Series A Preferred Stock (or shares of other Preferred Stock that constitute Parity Stock or Senior Stock) in order to qualify as or preserve the qualification of the Company as a real estate investment trust for federal and/or state income tax purposes or to comply with any applicable listing or continued listing requirements of any national securities exchange or automated quotation system;

(vi)          any issuance or sale of capital stock of the Company or any rights, options or warrants to purchase any shares of capital stock of the Company or notes or other securities of any type whatsoever convertible into or exchangeable for capital stock of the Company to the extent that the exercise of Preemptive Rights in connection with such issuance would result in the violation of any of the restrictions or limitations on ownership under Article VII (or any successor provision thereof) of the articles of incorporation of the Company (as may be amended, supplemented or modified from time to time, the “Charter”); or

(vii)         the issuance of any New Securities pursuant to a registration statement filed under the Securities Act.

(c)            The Preemptive Rights shall entitle the holders of Series A Preferred Stock to purchase the New Securities at the same price and on the same terms at which the New Securities are proposed to be offered by the Company, without deduction for the Company’s expenses for such offering, including, without limitation, the fees, costs, expenses or compensation of any placement agent, underwriter or any other accounting, legal or other advisors. In the case of an issuance of any New Securities for consideration part or all of which shall be other than cash, the amount of such consideration shall be the fair market value of such non-cash consideration as reasonably determined in good faith by the Board of Directors.

(d)           At least thirty (30) days prior to any offering, issuance or sale of any New Securities subject to the Preemptive Rights of the holders of Series A Preferred Stock, the Company shall give to each such holder written notice (the “Offering Notice”) of such offering or issuance and their Preemptive Rights with respect thereto, specifying the terms on which the holders of Series A Preferred Stock may participate in any such offering or issuance of the New Securities. The Offering Notice shall specify (i) the class and terms of the New Securities to be offered or issued, (ii) the number of shares of such class of the New Securities to be offered or issued, (iii) the price at which such New Securities are proposed to be offered or issued and (iv) the other material terms and conditions of the offering or issuance, including, without limitation, the proposed closing date, and shall include all material documents proposed to be entered into in connection with such offering, issuance or sale. The holders of Series A Preferred Stock may exercise their Preemptive Rights by delivering written notice of exercise to the Company within ten (10) days after receipt of the Offering Notice, which notice of exercise must set forth in reasonable detail such information as the Company may request in the Offering Notice in order for the Company to determine the whether the Company may maintain its status as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended or any successor provisions thereto and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the applicable restrictions or limitations on ownership under Article VII of the Charter (or any successor provision thereto).

9.4           Loan to Value Ratio. Until the earliest of (a) the Initial Public Offering or (b) November 4, 2022 (unless otherwise consented to or waived by the Majority Purchasers), the Company shall maintain a Loan to Value Ratio of the Company not greater than eighty-five percent (85%).

9.5           Series A Director.

(a)            If the Maximum Offering Amount is subscribed for and raised in the Offering pursuant to the Purchase Agreements, then from and after the Closing, subject to the terms and conditions set forth in this Section 9.5, the holders of Series A Preferred Stock, acting as a separate class, shall have the right to nominate one (1) individual with the qualifications specified in this Section 9.5 for election to the Board of Directors (the “Series A Director”), such nomination subject to review and consent of the Board of Directors or a designated committee thereof (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that the right of the Majority Purchasers to nominate the Series A Director pursuant to this Section 9.5 shall terminate upon the earlier to occur of (i) the redemption or conversion to Common Stock of fifty-percent (50%) or more of the total number of shares of Series A Preferred Stock issued and outstanding immediately after the Closing, (ii) such time as the aggregate liquidation preference of all then-outstanding shares of Series A Preferred Stock represents less than seven and one-half percent (7.5%) of the total value of all of the Company’s equity securities then issued and outstanding, or (iii) November 4, 2021. The Series A Director shall be nominated (i) by the holders of record of shares of Series A Preferred Stock comprising the Majority Purchasers as of the date of the giving of the Series A Director Notice (as defined below) and (ii) in accordance with the Series A Director Notice procedures set forth in this Section 9.5.

(b)            Any notice of nomination of the Series A Director pursuant to Section 9.5(a) (each, a “Series A Director Notice”) must be delivered to or mailed and received by the Company at the principal executive offices of the Company as follows: (i) with respect to the initial nomination of the Series A Director, on or promptly (and in any event not later than five (5) business days) following the Closing; (ii) at any time that the Common Stock is not registered under Section 12 of the Exchange Act, not later than the close of business on a day that is at least twenty (20) calendar prior to the date of the applicable annual or special meeting of stockholders called for the purpose of electing directors; provided, however, that if notice of the date of such meeting is first sent or otherwise given by the Company less than thirty (30) days prior to the date of such meeting, the Series A Director Notice must be delivered to or mailed and received by the Company not later than the tenth (10th) calendar day following the day on which such notice was first sent or otherwise given by the Company; or (iii) at any time that the Common Stock is registered under Section 12 of the Exchange Act, at such time as set forth in the applicable provisions of the Company’s bylaws (as then in effect) governing stockholder nominations of candidates for election as directors at the applicable meeting of stockholders called for the purpose of electing directors. Each Series A Director Notice must be in writing, executed by the requisite stockholders comprising the Majority Purchasers on the date of the giving of the Series A Director Notice, and (A) at any time that the Common Stock is registered under Section 12 of the Exchange Act, must set forth or otherwise include all information and documents required under the applicable provisions of the Company’s bylaws (as then in effect) governing stockholder nominations of candidates for election as directors, and (B) to the extent not otherwise required by clause (A) above and whether or not the Common Stock is registered under Section 12 of the Exchange Act, must set forth or otherwise include, as to the individual proposed to be nominated for election as the Series A Director, all information and documents that would be required to be disclosed in connection with solicitations of proxies for election of the proposed Series A Director as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case, pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Each Series A Director Notice must be accompanied by a written consent of the proposed Series A Director to be named as a nominee and to serve as a director if elected.

(c)           To be eligible to be a nominee for election or reelection as a Series A Director, the proposed Series A Director must deliver (in accordance with any applicable time periods prescribed for delivery of a Series A Director Notice under Section 9.5(b)) to the Company at the principal executive offices of the Company a completed written questionnaire (which questionnaire shall be provided by the Company upon written request) which accurately and completely provides such information with respect to the background and qualifications of the proposed Series A Director as specified in such questionnaire.  If requested by the Company, the proposed Series A Director must also provide (in accordance with any applicable time periods prescribed for delivery of notice of nominations under this Section 9.5) a written representation and agreement, in the form provided by the Company, that such proposed nominee: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such proposed Series A Director, if elected as the Series A Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed Series A Director’s ability to comply, if elected as the Series A Director, with such proposed Series A Director’s fiduciary duties under applicable law, (ii) is not and will not become party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been fully disclosed to the Company in writing, (iii) at any time that the Board of Directors is required under applicable stock exchange rules and regulations to consist of a majority of independent directors, is and will continue to be an independent director under applicable laws of the State of Maryland and such applicable stock exchange rules and regulations, and (iv) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(d)           Upon compliance by the relevant stockholders with the provisions of this Section 9.5, including the Series A Director Notice, the Company shall take (or cause to be taken) all necessary action to cause the Series A Director to be appointed to the Board of Directors promptly following the Closing and thereafter to be elected at any annual or special meeting of the stockholders of the Company called for the purpose of electing directors, in each case subject to the review and consent requirements of Section 9.5(a). In the event that the Series A Director resigns, is removed or is otherwise unable or unwilling to serve as a director, the holders of record of shares of Series A Preferred Stock constituting the Majority Purchasers shall have the sole right to nominate a successor Series A Director in accordance with the procedures and requirements of this Section 9.5.

(e)           Notwithstanding anything to the contrary herein, in the Charter or any other governing document of the Company, the Series A Director shall not be entitled to any compensation in connection with his or her service or action as a director of the Company, except with respect to reimbursement of reasonable expenses actually incurred by the Series A Director in the course of the performance of his or her duties and obligations as a director of the Company; provided that such expenses are incurred in accordance with all applicable Company policies and guidelines relating to expenses.

10.           Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 10, shall be construed in accordance with GAAP. If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“8-K Filing” has the meaning assigned to it in Section 6.2(a) of this Agreement.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” has the meaning assigned to it in the Preamble of this Agreement.

“Allocation Instruction” has the meaning assigned to it in Section 2 of this Agreement.

“Anti-Money Laundering Laws” has the meaning assigned to it in Section 5.12(a)(iii) of this Agreement.

“Articles Supplementary” has the meaning assigned to it in Section 1 of this Agreement.

“Balance Sheet Date” means the last day of the Company’s most recent fiscal quarter for which the Company has filed audited annual or interim financial statements pursuant to the Exchange Act.

“Board of Directors” has the meaning assigned to it in Section 4.5 of this Agreement.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by applicable law to be closed for business.

“Charter” has the meaning assigned to it in Section 9.3(b)(vi) of this Agreement.

“Charter Documents” has the meaning assigned to it in Section 4.7 of this Agreement.

“Closing” has the meaning assigned to it in Section 3 of this Agreement.

“Closing Date” has the meaning assigned to it in Section 3 of this Agreement.

“Commission” has the meaning assigned to it in the Recitals to this Agreement.

“Common Stock” has the meaning assigned to it in Section 1 of this Agreement.

“Company” has the meaning assigned to it in the Preamble of this Agreement.

“Conversion Shares” has the meaning assigned to it in Section 1 of this Agreement.

“Disqualification Events” has the meaning assigned to it in Section 5.11 of this Agreement.

“Escrow Agent” has the meaning assigned to it in the Recitals to this Agreement.

“Escrow Account” has the meaning assigned to it in the Recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indebtedness” means (a) any indebtedness of the Company, whether or not contingent, for borrowed money (whether by loan or the issuance and sale of debt securities evidenced by notes, debentures or similar instruments and including, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) any obligations of the Company evidenced by notes, bonds, debentures or other similar instruments, (c) any obligations, contingent or otherwise, of the Company under bankers’ acceptances, letters of credit or similar facilities that have been drawn, and (d) any guarantees made by the Company of any of the foregoing of its Subsidiaries.

“Initial Public Offering” means the consummation of the sale of shares of Common Stock in a firm commitment underwritten public offering in which the Common Stock is initially listed or admitted for trading on a national securities exchange.

“Knowledge” means the actual knowledge of any executive officer or director of the Company.

“Legal Proceeding” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Lien” means any mortgage, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) other than restrictions pursuant to any applicable state or federal securities laws.

“Loan to Value Ratio” means, as of any date, the ratio of (a) the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries on such date, plus the aggregate liquidation preference of all then-outstanding shares of Series A Preferred Stock, Parity Stock and Senior Stock, to (b) the net asset value of the Company and its Subsidiaries as reasonably determined by, and calculated through procedures approved by, the Board of Directors.

“Majority Purchasers” means the holders of shares of Series A Preferred Stock that hold in the aggregate a majority of the votes entitled to be cast by the holders of shares of Series A Preferred Stock issued and outstanding at the time any such vote, consent or waiver is required under this Agreement.

“Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate with other changes, effects, events, circumstances, occurrences, states of facts or developments taken as a whole, has had or is or would reasonably be expected to be materially adverse (a) to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries to timely consummate the transactions contemplated by this Agreement on or prior to the Termination Date; provided, however, that, solely with respect to clause (a), no change, effect, event, circumstance, occurrence or development, individually or in the aggregate, arising from or related to the following shall, individually or in the aggregate, constitute a Material Adverse Effect or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred, is occurring or is or would reasonably be expected to occur: (i) conditions affecting the U.S. economy, or any other national or regional economy of the U.S. economy, (ii) political conditions (or changes in such conditions), acts of war, sabotage or terrorism, natural disasters, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) in the United States, (iii) changes in the financial, credit, banking or securities markets in the United States (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes required by GAAP or other accounting standards (or interpretations thereof), (v) changes in any applicable laws or other binding directives issued by any Governmental Entity (or interpretations thereof), (vi) changes that are generally applicable to the residential real estate industry in which the Company and its Subsidiaries operate, (vii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement or any decline in the market price or trading volume of the Shares (provided that the underlying causes of any such failure or decline may be considered in determining whether a Material Adverse Effect has occurred), (viii) the negotiation, execution or delivery of this Agreement, the performance by the Company of its obligations hereunder, or the public announcement (including as to the identity of the parties) or pendency of the Merger or the other related transactions, including any litigation arising out of or relating to the this Agreement or any of the transactions contemplated hereby (provided that this clause (viii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or to address the consequences of litigation), (ix) the termination of employment of or by any of the Company’s officers or other employees after the public announcement of this Agreement, (x) any action or omitted action taken at the written direction of the Purchaser, or (xi) any breach, violation or non-performance solely by the Purchaser of any of its obligations under this Agreement, provided, that the changes, effects, events, circumstances, occurrences and developments described in clause (i), (ii), (iii), (iv), (v) or (vi) above shall not be excluded if (and only to the extent that) they disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies in the residential real estate industry that own similar assets in such jurisdiction in which the Company and its Subsidiaries operate.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings (i) material to the Company or any Subsidiary which by their terms provides for consideration in excess of $100,000 annually or $250,000 in the aggregate, or (ii) the breach of which by the Company or any Subsidiary would reasonably be expected to have a Material Adverse Effect.

“Maximum Offering Amount” has the meaning assigned to it in the Recitals to this Agreement.

“Merger” has the meaning assigned to it in Section 3 of this Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 30, 2019, by and among the Company, SOR PORT Holdings, LLC, a Maryland limited liability company, SOR PORT, LLC, a Maryland limited liability company (“Merger Sub”), as amended.

“Merger Consideration” has the meaning assigned to it in the Merger Agreement.

“Minimum Offering Amount” has the meaning assigned to it in the Recitals to this Agreement.

“Nasdaq” has the meaning assigned to it in Section 4.7 of this Agreement.

“New Securities” has the meaning assigned to it in Section 9.3(a) of this Agreement.

“Non-U.S. Person” has the meaning assigned to it in Section 5.13 of this Agreement.

“OFAC” has the meaning assigned to it in Section 5.12(a)(iii) of this Agreement.

“Offering” means the offering and sale of Series A Preferred Stock by the Company to the Purchasers pursuant to the Purchase Agreements.

“Offering Notice” has the meaning assigned to it in Section 9.3(c) of this Agreement.

“Parent” has the meaning assigned to it in the Recitals to this Agreement.

“Parity Stock” means any class or series of shares of capital stock of the Company ranking on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per Share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per Share or liquidation preferences, without preference or priority one over the other.

“Per Share Purchase Price” has the meaning assigned to it in Section 2 of this Agreement.

“Person” means and includes any natural person, corporation, business trust, association, company, partnership, joint venture, limited liability company and other entity and government and agency and political subdivision.

“Preemptive Rights” has the meaning assigned to it in Section 9.3(a) of this Agreement.

“Preferred Stock” has the meaning assigned to it in Section 4.2(a) of this Agreement.

“Purchase Agreements” has the meaning assigned to it in the Recitals to this Agreement.

“Purchaser” has the meaning assigned to it in the Preamble of this Agreement and shall include any Affiliates of the Purchaser.

“Purchaser Representative” has the meaning assigned to it in the Preamble to this Agreement.

“Purchasers” means, collectively, the Purchasers under this Agreement and the other Purchase Agreements.

“Questionnaire” has the meaning assigned to it in Section 5.6 of this Agreement.

“Regulation D” has the meaning assigned to it in the Recitals to this Agreement.

“SDAT” has the meaning assigned to it in Section 1 of this Agreement.

“Securities Act” has the meaning assigned to it in the Recitals to this Agreement.

“Senior Stock” means any class or series of shares of capital stock of the Company ranking senior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Preferred Stock.

“Series A Director” has the meaning assigned to it in Section 9.5(a) of this Agreement.

“Series A Director Notice” has the meaning assigned to it in Section 9.5(b) of this Agreement.

“Series A Preferred Stock” has the meaning assigned to it in the Recitals to this Agreement.

“SFPF” has the meaning assigned to it in Section 5.12(a)(v) of this Agreement.

“Shares” has the meaning assigned to it in Section 1 of this Agreement.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Termination Date” has the meaning assigned to it in Section 8.1(b) of this Agreement.

“Total Purchase Price” has the meaning assigned to it in Section 2 of this Agreement.

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“United States” has the meaning assigned to it in Section 5.13 of this Agreement.

“Voting Commitment” has the meaning assigned to it in Section 9.5(c) of this Agreement.

11.          Enforcement.

11.1.        Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

11.2.        No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchaser or any other holder of shares of the Company’s capital stock and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

11.3.        Representations and Warranties. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

12.         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be publicly disclosed by the Company in any press release to be issued, or 8-K Filing to be filed, pursuant to Section 6.2 herein, the Company covenants and agrees that it and its Subsidiaries shall use reasonable best efforts to ensure that it does not provide the Purchaser or its agents or counsel with any information the Company believes constitutes material non-public information without the prior express permission of the Purchaser after being informed by the Company of such belief and of the general nature of the information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

13.          Miscellaneous.

13.1.        Waivers and Amendments. Upon the approval of the Company and the written consent of the Majority Purchasers, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Majority Purchasers.

13.2.        Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally; (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; or (d) when receipt is acknowledged, in the case of facsimile or email, in each case to the intended recipient as set forth below:

If to the Company:

Pacific Oak Residential Trust, Inc.

c/o Pacific Oak Capital Advisors LLC

3200 Park Center Drive, #600

Costa Mesa, CA 92626

Attention: T. Jeremiah Healey, Michael Gough, and Michael Bender

Email: Jeremy.Healey@batterypoint.com

Email: Michael.Gough@batterypoint.com

Email: Mbender@pac-oak.com

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, NC 27612-2350
Attention: Robert Bergdolt and Penny J. Minna
Email: Rob.Bergdolt@us.dlapiper.com
Email: Penny.Minna@us.dlapiper.com

If to the Purchaser:

As set forth on the signature page hereto

If to the Purchaser Representative:

Xiaofan Bai

Allied Fortune Management Limited

3/F, 169 Yuanmingyuan Road

Shanghai, People’s Republic of China
Attention: baixiaofan@alliedfortune.com

or at such other address as the Company, the Purchaser or the Purchaser Representative may specify by written notice to the other parties hereto in accordance with this Section 13.2.

13.3.        No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13.4.        Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that the Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates (provided such Affiliate agrees in writing to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 5 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

13.5.        Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

13.6.        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to its conflict of law principles.

13.7.        Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

13.8.        Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

13.9.        Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and the Purchaser.

13.10.     Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

13.11.      Purchaser Representative.

(a)            By executing this Agreement, the Purchaser hereby constitutes and appoints the Purchaser Representative as representative, agent and attorney in fact for and on behalf of the Purchaser in connection with the Offering. Without limiting the generality of the foregoing, the Purchaser Representative shall have full power and authority, on behalf of the Purchaser and his, her or its successors and assigns, to (a) interpret the terms and provisions of this Agreement and the documents to be executed and delivered by the Purchaser in connection with the Escrow Agreement, (b) execute and deliver and receive deliveries of all agreements, instructions, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments, and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Escrow Agreement, (c) receive service of process in connection with any claims under the Escrow Agreement, (d) agree to, negotiate, enter into settlements and compromises of, assume the defense of claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Purchaser Representative for the accomplishment of the foregoing, (e) give and receive notices, and communications under the Escrow Agreement, (f) distribute the Escrow Property and any earnings and proceeds thereon, and (g) take all actions necessary or appropriate in the judgment of the Purchaser Representative on behalf of the Purchaser in connection with this Agreement and the Escrow Agreement.

(b)            The Purchaser Representative will incur no liability of any kind with respect to any act done or omitted by the Purchaser Representative acting in good faith in its capacity as the Purchaser Representative hereunder, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Purchaser, jointly and severally with all other Purchasers, shall (i) indemnify, defend and hold harmless the Purchaser Representative from and against any and all losses, claims, damages, penalties, judgments, fines, actions, awards and other liabilities (whether direct, joint and several or otherwise) as and when incurred by the Purchaser Representative and (ii) fully reimburse the Purchaser Representative for any and all reasonable, out-of-pocket fees, costs, expenses and disbursements (in all such cases, whether legal or otherwise) as and when actually incurred by the Purchaser Representative, in each case, arising out of or in connection with any act done or omitted by the Purchaser Representative acting in good faith in its capacity as the Purchaser Representative hereunder. The foregoing indemnities will survive the Closing and the termination of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Purchaser hereto has caused this Series A Preferred Stock Purchase Agreement to be duly executed as of the day and year below written.

PURCHASER:
Purchaser Name:
(please print or type)

Signature:

Name and Title/Capacity (if entity):
(please print or type)

Date:

Co-Owner Name (if applicable)
(please print or type)

Co-Owner Signature (if applicable):

Date:

No. of Shares of Series A Preferred Stock to be Purchased:

Total Purchase Price (cash):	$

Name in which Shares of Series A Preferred Stock are to be registered (if different than above):

If an entity, the name and title of one or more other authorized officers or other representatives for the Purchaser:

If an individual Purchaser, please indicate the form of ownership desired for the Shares of Series A Preferred Stock:

___ Individual ___ Joint Tenants with Right of Survivorship ___Tenants in Common ___ Qualified Trust

___Custodian for:

Country or State of Residence:

Address:

Phone Number:

E-Mail Address:

SSN or Tax ID No.:

(continued on next page)

(Purchaser Signature Page to Series A Preferred Stock Purchase Agreement)

Payment by: ☐ Wire Transfer	☐ Certified or Cashier’s Check	☐ Allocation of Merger Consideration

$______________________________
(allocated amount)

INSTRUCTIONS:

This page must be completed and returned in accordance with the instructions below.

(1)	Please check the appropriate box above to indicate the form of payment for the shares of Series A Preferred Stock that you have agreed to purchase in the Offering. If only a portion of the Total Purchase Price will be paid by allocation of your Merger Consideration, please indicate the manner of payment for the balance.

(2)	If paying by wire transfer, please use the following wire instructions:

ABA Routing Number:	122016066
SWIFT Code:	CINAUS6L
Bank Name:	City National Bank
Bank Address:	4275 Executive Sq., #101, La Jolla, CA 92037
Name on Bank Account:	Reven Housing REIT, Inc.
Account Number (DDA):	#027-432-956
Account Address:	875 Prospect St., Suite 304, La Jolla, CA 92037

(3)	If paying by certified or cashier’s check, please make your check payable to:

Pacific Oak Residential Trust, Inc.

(4)	If allocating all or any portion of your Merger Consideration towards payment for the shares of Series A Preferred Stock, please specify the allocated amount on the line below the applicable box above.

ACKNOWLEDGMENTS:

The Purchaser hereby acknowledges and agrees that if the Purchaser has allocated all or any portion of the Merger Consideration towards payment for the shares of Series A Preferred Stock purchased by the Purchaser in the Offering, then the total amount of Merger Consideration payable to the Purchaser pursuant to the Merger Agreement will be reduced by the allocated amount. The Purchaser hereby directs that such allocated amount be deposited in the Escrow Account with the Escrow Agent. The Purchaser acknowledges and agrees that (i) if the Offering is consummated, the allocated amount will be released to the Company as payment for the shares of Series A Preferred Stock purchased by the Purchaser in the Offering, and (ii) if the Offering is not consummated for any reason and this Agreement has been terminated in accordance with its terms, the allocated amount will be released to the Paying Agent for distribution to the Purchaser in accordance with the terms of the Merger Agreement.

The Purchaser hereby further acknowledges and agrees that if the Purchaser requests that any amounts released to the Paying Agent for distribution to the Purchaser (as described above) be paid to the Purchaser by means of a wire transfer, such amounts will be reduced by a wire transfer fee equal to approximately $150 per wire.

(Purchaser Signature Page to Series A Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the Company has caused this Series A Preferred Stock Purchase Agreement to be duly executed and accepted as of the day and year below written.

COMPANY:

PACIFIC OAK RESIDENTIAL TRUST, INC.

By:

Name:

Title:

Executed and Accepted as of this ___ day of _________________, 2019 for ________________ Shares of Series A Preferred Stock.

(Company Signature Page to Series A Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, for the limited purposes of Section 8.2 and Section 13.11 of this Agreement, the Purchaser Representative has caused this Series A Preferred Stock Purchase Agreement to be duly executed and accepted as of the day and year below written.

PURCHASER REPRESENTATIVE:

Xiaofan Bai

(Purchaser Representative Signature Page to Series A Preferred Stock Purchase Agreement)